EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-261161 on Form S-3 and Registration Statement Nos. 333-234140, 333-105010, and 333-271448 on Form S-8 of our report dated February 22, 2024, relating to the 2023 financial statements of SJW Group and the effectiveness of SJW Group's internal control over financial reporting appearing in the Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

San Jose, California

February 22, 2024